EXHIBIT 99.1

IZEA Announces Receipt of Non-Compliance Letter from Nasdaq
IZEA, Inc. (NASDAQ: IZEA) today announced that the Company received a notification letter from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) stating that the Company is not in compliance with Nasdaq Listing Rule 5250(c)(1), which requires timely filing of all required periodic reports with the Securities and Exchange Commission (the “SEC”). The April 5, 2018 letter was sent as a result of the Company’s delay in filing its Annual Report on Form 10-K for the year ended December 31, 2017 (the “Form 10-K”). The Nasdaq notification letter has no immediate effect on the listing or trading of the Company’s common stock on the Nasdaq Capital Market.
The Company filed a Notification of Late Filing on Form 12b-25 on April 3, 2018. In the Form 12b-25, the Company indicated that the filing of the Form 10-K would be delayed until after the completion of a restatement of the Company’s previously issued financial statements included in its Annual Reports on Form 10-K for the years ended December 31, 2015 and 2016 and Quarterly Reports on Form 10-Q for each quarter for the years ended December 31, 2015 and 2016, and the first three quarters for the year ended December 31, 2017.
Under Nasdaq rules, the Company has 60 calendar days, or until June 4, 2018, to submit a plan to Nasdaq to regain compliance with Nasdaq’s listing rules. The Company also may regain compliance at any time during this period by filing with the SEC the Form 10-K, as well as any subsequent periodic financial reports that may become due, and continuing to comply with Nasdaq’s other continued listing requirements.
The Company’s management is working diligently with its independent registered accounting firm, BDO USA, LLP, to complete the restated financial statements. The Company intends to file with the SEC the Form 10-K and regain compliance with Nasdaq’s continued listing requirements as soon as practicable.

Caution Regarding Forward-Looking Statements

The foregoing reflects the Company’s current views about the timing and outcome of its restatement of certain portions of its financial statements, the filing of its annual report, and other matters that constitute “forward-looking” statements, as such term is defined by the federal securities laws. You can identify forward-looking statements by terminology such as “may,” “will,” “intend,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” the negative of such terms or other comparable terminology. These forward-looking statements are subject to the safe harbor protection provided by the federal securities laws. These forward-looking statements are subject to numerous risks, uncertainties and assumptions. These risks and uncertainties include, but are not limited to, the ability of the Company to timely file its periodic reports, the ability of the Company to regain and maintain compliance with Nasdaq continued listing requirements, the impact on the Company’s business and the risks identified in the Company’s periodic filings under the Securities Exchange Act of 1934, as amended. Because these forward-looking statements are subject to risks and uncertainties, actual developments and results may differ materially from those express or implied by the forward-looking statements. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise, except as required by federal securities laws.

About IZEA
IZEA operates IZEAx, the premier online marketplace that connects marketers with influential content creators. IZEAx automates influencer marketing and custom content development, allowing brands and agencies to scale their marketing programs. IZEA creators include leading social media influencers and accredited journalists. Creators are compensated for producing unique content such as long and short form text, videos, photos, status updates, and illustrations for marketers and distributing such content on behalf of marketers through their personal websites, blogs, and social media channels. Marketers receive influential consumer content and engaging, shareable stories that drive awareness. For more information about IZEA, visit https://izea.com.

Press Contact
Justin Braun
Manager, Corporate Communications
IZEA, Inc.
Phone: (407) 215-6218
Email: justin.braun@izea.com